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                                                                  Exhibit  99.1

Contact(s):                                             Media Inquiries:
         Visteon Corporation
         Greg Gardner                                   Public Affairs
         313-755-0927                                   17000 Rotunda Drive
         ggardne9@visteon.com                           Dearborn, MI  48120
                                                        Facsimile: 313-755-7983


         Investor Inquiries:
         Derek Fiebig
         313-755-3699
         dfiebig@visteon.com
                                                        [VISTEON LOGO]

NEWS RELEASE


VISTEON DECLARES FIRST QUARTER DIVIDEND

DEARBORN, Mich., Jan. 10, 2003 - The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on February 24, 2003, to shareholders of record as of January 31, 2003. Visteon has paid a dividend each quarter since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 79,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.
                                      ###

      Visteon news releases, photographs and product specification details are available at www.visteon.com